UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11th, 2015

Paradigm Resource Management Corp
(Exact name of registrant as specified in its charter)

Nevada	001-34858	98-0568076
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 South Norfolk Street, Suite 350 San Mateo, CA	94403
(address of principal executive offices)	(zip code)

650 577-5933
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 11th 2015, Mr. Takanori Ozaki Resigned as CEO and from the Board of Directors. The same day the Shareholders of the Company elected Mr. Daniel Otazo as Director and CEO of the Company.

Mr. Daniel Otazo, CFA, 44, held various top executive positions in the financial services industry in Europe and in Latin America, including CEO at ProCredit Bank Nicaragua, and Chief Risk Officer and Vice President of Financial Planning and Controlling at at ProCredit Bank Bolivia. He also worked for many years as a Senior Consultant at PriceWaterhouseCoopers in Germany, Switzerland and Spain, where he was in charge of account management of major clients in the field of Asset Management and Private Banking. Mr. Otazo is also co-author of “Online Private Banking in Germany, Trends and Success Factors” published in 2002 by IBM Corporation. He has a degree in engineering from the University of Applied Sciences Konstanz, Germany, an MBA from the University of Edinburgh, United Kingdom, and earned the CFA Charter in 2004.

ITEM 9.01 EXHIBITS

(d) Exhibits.

Exhibit #	Description

10.1	Resignation of Takanori Ozaki

10.2	Shareholder’s Resolution Appointing New Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Resource Management Corp

Dated: September 11, 2015	/s/ Daniel Otazo
Daniel Otazo, Director, CEO